Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
INFORMATION RELATING TO THE MERGER

          The following unaudited combined company pro forma financial information is based on the historical financial statements of Bancorp and AFI and has been prepared to illustrate the effects of the Merger of Bancorp and AFI. On April 1, 2012, Bancorp merged with AFI and subsequent merged Anderen into 1st United Bank (collectively, the “Merger”). Bancorp was the surviving financial holding company and 1st United bank was the surviving bank following the Merger. In accordance with the Merger Agreement, AFI shareholders could elect to receive cash, stock, or a combination of 50% cash and 50% stock. The total pro forma consideration paid to AFI shareholders was $38 million and consisted of approximately $19 million in cash and 3,126,847 shares Bancorp’s common stock. The unaudited pro forma condensed consolidated statement of financial condition as of December 31, 2011 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 give effect to the Merger, accounted for under the acquisition method. Under the acquisition method, the assets and liabilities of AFI, as of the effective date of the Merger, will be recorded at their respective fair values and the excess of the Merger consideration over the fair value of AFI’s net assets will be allocated to goodwill. The final allocation of the merger consideration will be determined after the Merger is completed and after the fair values of AFI’s tangible and identifiable intangible assets and liabilities as of the effective date of the Merger are determined. As a result, the final adjustments may be materially different from the unaudited combined company pro forma financial information presented therein.

          The unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated statement of financial condition as of and for the year ended December 31, 2011 have been derived from the audited financial statements of Bancorp and AFI. The unaudited pro forma condensed consolidated statement of operations gives effect to the transaction as if it had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated statement of financial condition gives effect to the transaction as if consummated on December 31, 2011. These unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the transaction.

          The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of Bancorp and AFI, including the respective notes to those statements. The pro forma information is based on certain assumptions described in the accompanying Notes To The Combined Company Pro Forma Financial Information (Unaudited) and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the Merger been consummated at the beginning of the periods or as of the date for which the pro forma information was presented.

Combined Company Pro Forma Financial Information (unaudited)
Condensed Consolidated Statement of Financial Condition
As of December 31, 2011
(Dollars in thousands, except per share data)

	Historical			Mark to Market and Transaction Adjustments
	1st United Bancorp	Anderen Financial, Inc.	Pro Forma Before Entries	Debit	Credit	Adjustment	Pro Forma After Adjustments
Assets:
Cash and due from financial institutions	$164,724	$2,239	$166,963		19,043	(d)	$147,720
					200	(c)
Federal funds sold	700	$8,211	8,911				8,911
Cash and cash equivalents	165,424	10,450	175,874				156,631
Securities available-for-sale	201,722	38,963	240,685				240,685
Loans held for sale	100	—	100				100
Loans, net	867,994	142,934	1,010,928		9,000	(d)	1,001,928
Nonmarketable equity securities	11,207	483	11,690				11,690
Premises and equipment, net	12,383	5,936	18,319			(f)	18,319
Other real estate owned	13,512	1,253	14,765				14,765
Company-owned life insurance	5,093	—	5,093				5,093
FDIC loss share receivable	71,900	—	71,900				71,900
Goodwill	51,969	—	51,969	4,164		(d)	56,133
Core deposit and other intangibles	3,260	—	3,260	600		(a)	4,110
				250		(e)
Accrued interest receivable and other assets	16,683	6,709	23,392		228	(a)	27,154
				570		(d)
				3,420		(d)
Total assets	$1,421,247	$206,728	$1,627,975	$9,004	$28,471		$1,608,508

Liabilities:
Non-interest-bearing	$329,283	$14,789	$344,072				$344,072
Interest-bearing	852,425	151,598	1,004,023			(f)	1,004,023
Total deposits	1,181,708	166,387	1,348,095				1,348,095
Federal funds purchased and repurchase agreements	8,746	—	8,746				8,746
Federal Home Loan Bank advances	5,000	—	5,000				5,000
Accrued interest payable and other liabilities	10,440	281	10,721		1,500	(d)	12,221
Total liabilities	1,205,894	166,668	1,372,562	—	1,500		1,374,062

Shareholders’ Equity:
Preferred stock	—	—	—
Common stock	307	54	361	54		(b)	338
					31	(e)
Additional paid in capital	217,800	51,293	269,093	51,293		(b)	236,862
					19,012	(e)
					250	(e)
				200		(c)
Accumulated deficit	(5,317)	(11,603)	(16,920)		11,603	(b)	(5,317)
Accumulated other comprehensive income	2,563	316	2,879	316		(b)	2,563
Total shareholders’ equity	215,353	40,060	255,413	51,863	30,896		234,446
Total liabilities and shareholders’ equity	$1,421,247	$206,728	$1,627,975	$51,863	$32,396		$1,608,508
Number of common shares outstanding	30,569,032	4,949,742			3,126,847		33,695,879

Total book value per common share (Note g)	$7.04	$8.09					$6.96

Tangible book value per common share (Note g)	$5.24	$8.09					$5.17

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
Condensed Consolidated Statement of Financial Condition
at December 31, 2011
(Dollars in thousands, except per share data)

a.

Estimated core deposit intangible asset of approximately 0.65% of AFI’s total deposits, excluding time deposits. Core deposit intangible will be amortized over 6 years using the straight-line method as follows:

Year 1	$100
Year 2	100
Year 3	100
Year 4	100
Year 5	100
Year 6	100
600
Estimated Tax Effect	(228)
$372

b.	Elimination of AFI’s shareholders’ equity.

c.	The following pro forma stock issuance costs are expected by Bancorp:

Capitalized Costs:
Investment banking fees	$75
Professional fees	100
Proxy printing	25
$200

d.	The following represents the total Merger consideration and the amount of Goodwill resulting from the Merger:

Total Consideration to AFI Shareholders is based on the AFI Tangible Book Value at the end of the month preceding the closing. Bancorp will pay 50% cash and 50% Bancorp common stock. The number of shares to be issued pursuant to the Merger is based on the 20-day average stock price starting on February 28, 2012 and ending on March 26, 2012, the fifth full trading day prior to the Effective Time. The average share price used was $6.09.

Total Consideration	$38,086
Cash Consideration to AFI Shareholders - 50% of Adjusted
Tangible Book Value:	$19,043
Stock Consideration to AFI Shareholders - 50% of Adjusted
Tangible Book Value ($31 common stock, $19,012 additional paid in capital):	19,043
Total purchase price:	38,086

Net assets of AFI per historical financial statements:	40,060
Fair Value and Other Consideration Adjustments:
Change of Control Contracts (net of tax)	(930)
Loans (net of tax)	(5,580)
Core Deposit Intangible (net of tax)	372
Pro Forma Assets Acquired	33,922

Total Goodwill	$4,164

The estimated fair value of the assets acquired and the liabilities assumed as of the balance sheet date are as follows:

Cash and due from financial institutions	$2,239
Federal funds sold	8,211
Cash and cash equivalents	10,450
Securities available-for-sale	38,963
Loans, at fair value	133,934	(1)
Nonmarketable equity securities	483
Premise and equipment, net	5,936
Other real estate owned	1,253
Goodwill	4,164
Core deposit intangible	600
Accrued interest receivable and other assets	10,471
Total assets acquired	$206,254

Deposits	$166,387
Accrued interest payable and other liabilities	1,781
Total liabilities assumed	168,168

Net assets acquired	$38,086

(1)	Estimated fair value adjustment for loans is $9,000 and includes the effect of the reversal of the AFI allowance for loan losses of $3,082 at December 31, 2011.

e.	Established intangible asset for non-compete agreements for AFI directors. Consideration for the non-compete agreements was 100,000 options to purchase Bancorp common stock with a fair value of $250.

f.	The fair value is materially equal to book value.

g.	Determined as follows:

	Historical
	1st United Bancorp, Inc.	Anderen Financial, Inc.	Pro Forma after Merger
Shareholders’ equity	$215,353	$40,060	$234,446
Goodwill	51,969	—	56,133
Intangible assets, net	3,260	—	4,110
Tangible shareholders’ equity	$160,124	$40,060	$174,203

Book value per common share	$7.04	$8.09	$6.96
Effect of intangible assets	(1.80)	—	(1.79)
Tangible book value per share	$5.24	$8.09	$5.17

Combined Company Pro Forma Financial Information (unaudited)
Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2011
 (dollars in thousands, except per share data)

	Historical			Mark to Market and Transaction Adjustments
	1st United Bancorp	Anderen Financial, Inc.	Pro Forma Before Entries	Debit	Credit	Adjustment	Pro Forma After Adjustments
Interest income:
Loans, including fees	$55,311	$7,971	$63,282		1200	(c)	$64,482
Securities available-for-sale	4,362	1,278	5,640				5,640
Federal funds sold and other	736	22	758	48		(b)	710
Total interest income	60,409	9,271	69,680				70,832

Interest expense:
Deposits	5,991	2,251	8,242				8,242
Federal funds purchased and repurchase agreements	16	—	16				16
Federal Home Loan Bank and Federal Reserve Bank borrowings	230	4	234				234
Other borrowings	112	—	112				112
Total interest expense	6,349	2,255	8,604				8,604

Net interest income	54,060	7,016	61,076				62,228
Provision for loan losses	7,000	(112)	6,888				6,888
Net interest income after provision for loan losses	47,060	7,128	54,188				55,340

Service charges and fees on deposit accounts	3,581	36	3,617				3,617
Net gains on sale of securities	364	888	1,252				1,252
Losses on sales of REO	(264)	—	(264)				(264)
Gains on sales of loans held for sale	58	40	98				98
Increase in cash surrender value of Company owned life insurance	151	—	151				151
Adjustment to FDIC loss share receivable	(3,236)	—	(3,236)				(3,236)
Other	1,085	227	1,312				1,312
Total noninterest income	1,739	1,191	2,930				2,930

Salaries and employee benefits	20,186	3,659	23,845				23,845
Occupancy and equipment	7,732	1,074	8,806				8,806
Data processing	3,481	482	3,963	200		(e)	4,163
Telephone and office supplies	1,201	146	1,347				1,347
Amortization of intangibles	514	—	514	100		(a)	614
Professional fees	2,442	387	2,829				2,829
Advertising	293	80	373				373
Merger reorganization expenses	1,076	—	1,076				1,076
Regulatory assessment	1,395	400	1,795				1,795
Other	4,525	658	5,183	125		(d)	5,308
Total noninterest expense	42,845	6,886	49731				50,156
Income before income taxes	5,954	1,433	7,387				8,114
Income tax expense	2,282	618	2,900	276		(f)	3,176
Net income	$3,672	$815	$4,487				$4,938

Basic Earnings per common share	$0.13	$0.16					$0.15
Diluted earnings per common share	$0.13	$0.16					$0.15
Basic weighted average common shares outstanding	29,240,932	4,952,391					32,367,779
Diluted weighted average common shares outstanding	29,255,922	4,952,391					32,382,769

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(Dollars in thousands)

a.	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits using the straight-line balance method amortized over 6 years.

b.	Represents the loss of interest earnings on fed funds liquidated to facilitate the Merger at an estimated earnings rate of .25%.

Fed Funds Liquidated	$19,073
Estimated earnings rate	0.25%
Annual loss in interest earnings	$48

c.	Represents the accretion of loan discount estimated at $1,200 for the year ended December 31, 2011.

d.	Represents the amortization of non-compete agreements with AFI directors which have a two-year term. Total expense for the year ended December 31, 2011 estimated at $100.

e.	Represents the estimated cost of the cancellation of data processing contracts.

f.	Represents the impact of above adjustments to income at a marginal tax rate of 38.0%.